Exhibit 99.3

1 Supernus Pharmaceuticals SPN-812 Phase IIb Topline Data Investor Webcast – October 11, 2016

Safe Harbor Statement This presentation and other matters discussed today or answers that may be given to questions asked include forward-looking statements within the meaning of the federal securities laws. These statements, among other things, relate to Supernus’ business strategy, goals and expectations concerning its product candidates, future operations, prospects, plans and objectives of management. The words “anticipate”, “believe”, could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict“, “project”, “will“, and similar terms and phrases are used to identify forward-looking statements in this presentation. Supernus’ operations involve risks and uncertainties, many of which are outside its control, and any one of which, or a combination of which, could materially affect its results of operations and whether the forward-looking statements ultimately prove to be correct. Supernus assumes no obligation to update any forward-looking statements except as required by applicable law. Supernus has filed with the U.S. Securities and Exchange Commission (SEC) reports and other documents required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Before you purchase any Supernus securities, you should read such reports and other documents to obtain more complete information about the company’s operations and business and the risks and uncertainties that it faces in implementing its business plan. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. 2

Viloxazine hydrochloride Norepinephrine reuptake inhibitor Once-daily oral extended-release product New Chemical Entity (NCE) Five year market exclusivity Previously marketed outside the US as an antidepressant Building strong IP portfolio with expirations from 2029-2033 API, formulation, novel use Emerging clinical profile points to a well differentiated ADHD product A highly effective non-stimulant with a tolerable side effect profile SPN-812: Novel Non-Stimulant ADHD Product 3

SPN-812 Phase IIb Design Objectives: Assess effect of SPN-812 ER in reducing symptoms of ADHD in children aged 6-12 years Evaluate safety and tolerability of SPN-812 ER in children with ADHD Primary Endpoint: Change from baseline to End of Study in the ADHD-RS-IV total score Secondary Endpoints: Assess effect of SPN-812 ER on: Clinical Global Impression – Improvement Scale (CGI-I) and Clinical Global Impression – Severity Scale (CGI-S) 4

Design: Double-blind, placebo-controlled, multicenter Dose-ranging study; 5-arm, parallel-group Monotherapy Randomization: Randomized in a ratio of 1:2 of placebo to each of the active treatment arms (100/200/300/400 mg) 222 subjects randomized Study Duration: 3 weeks titration (100mg/week), 5 weeks treatment Rollover to Open-Label Extension Study SPN-812 Phase IIb Design 5

Three SPN-812 Doses Met Primary Endpoint Statistics 400 mg N=44 300 mg N=47 200 mg N=46 100 mg N=45 Placebo N=24 LS Mean -19.0 -18.6 -18.4 -16.7 -10.5 End of Study Effect Size 0.63 0.60 0.55 0.46 P-value 0.021* 0.027* 0.031* 0.089 * At end of study all SPN-812 doses except the 100 mg dose are statistically significant compared to placebo at = 0.05 level. Primary Analysis Change from baseline in ADHD-RS-IV Total Score (ITT Population with LOCF) ITT = Intent To Treat LOCF = Last Observation Carried Forward 6

LS Means of Change from Baseline in ADHD-RS-IV Score * * * *P-value <0.05 7 /

All SPN-812 Doses Met Primary Endpoint Statistics 400 mg N=32 300 mg N=34 200 mg N=29 100 mg N=35 Placebo N=19 LS Mean -23.3 -19.2 -20.7 -18.3 -9.4 End of Study P-value 0.001* 0.017* 0.008* 0.028* * At end of study, all SPN-812 doses are statistically significant compared to placebo at = 0.05 level. Sensitivity Analysis Change from baseline in ADHD-RS-IV Total Score (PP Population) PP = Per Protocol 8

Statistics 400 mg N=44 300 mg N=47 200 mg N=46 100 mg N=45 Placebo N=24 ITT = Intent To Treat LOCF = Last Observation Carried Forward CGI-I = Clinical Global Impression Improvement CGI-S = Clinical Global Impression Severity *Statistical significance at = 0.05 level. Change from baseline to End of Study in CGI-S LS Mean -1.7 -1.6 -1.5 -1.4 -0.8 P-value 0.014* 0.015* 0.031* 0.071 Analysis of Secondary Endpoints, CGl-I and CGI-S (ITT Population with LOCF) Three SPN-812 Doses Met CGI-S Secondary Endpoint Observed CGI-I at End of Study LS Mean 2.4 2.2 2.6 2.6 3.0 P-value 0.055 0.009* 0.138 0.131 9

Percentage of Patients with Related AEs, >5% SPN-812 ER Adverse Event (AE) Placebo N=24 100 mg N=48 200 mg N=48 300 mg N=48 400 mg N=49 Somnolence 0 14.6 20.8 20.8 24.5 Decreased appetite 8.3 10.4 12.5 8.3 16.3 Headache 0 4.2 10.4 6.3 12.2 Insomnia 0 6.3 4.2 6.3 6.3 Nausea 0 4.2 2.1 8.3 4.1 Fatigue 0 4.2 4.2 2.1 10.2 Irritability 0 2.1 8.3 4.2 2.0 Weight decreased 0 0 0 0 8.3 Discontinuations Due to AEs 0 8.3 6.3 2.1 10.2 SPN-812 Was Well Tolerated 10

Completed Phase IIa and Phase IIb studies in ADHD Demonstrated safety and efficacy in adults and children SPN-812: Novel Non-Stimulant ADHD Product 2017 Phase III studies Market Opportunity $2.5B Total ADHD Prescriptions ADHD Prescriptions per SHA TRx data, December 2014 ADHD Prevalence Centers for Disease Control “Trends in the Parent-Report of Health Care Provider-Diagnosed and Medicated ADHD: United States, 2003–2011; WebMD; Datamonitor 11 92% 8% Stimulant Non- Stimulant 0 2 4 6 8 Millions Age 6-17 Age 18+

12 Positioned For Continued Strong Growth Strong Portfolio in Neurology Potential Peak Sales for Oxtellar XR® and Trokendi XR® >$500M Innovative Late Stage Portfolio in Psychiatry SPN-812 : Highly Effective and Well Tolerated Non-Stimulant SPN-810 : The First Treatment for Impulsive Aggression 12